               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I consent to the use of my report dated June 5, 1998, related to the financial statements of St. Lucie Press Corporation, Inc., as of December 31, 1996 and for the year then ended, included in Amendment No. 3 to the Registration Statement (Form S-1, No. 333-56665) to be filed by Information Holdings Inc. on or about August 6, 1998, and to the reference to my firm under the heading "Experts" in the prospectus.


                                          /s/ Robert A. Young, CPA

West Palm Beach, Florida
August 4, 1998